                                                                     EXHIBIT 4.3

================================================================================

                         HOUSEHOLD FINANCE CORPORATION,
                             as the Master Servicer,

                                  together with

                       HOUSEHOLD AUTOMOTIVE TRUST ______,
                                   as Issuer,

                     HOUSEHOLD AUTO RECEIVABLES CORPORATION,
                                   as Seller,

                          [NAME OF INDENTURE TRUSTEE],
                              as Indenture Trustee

                                       and

                            [NAME OF OWNER TRUSTEE],
                                as Owner Trustee

================================================================================

                            SERIES ______ SUPPLEMENT

                              Dated as of__________
                                         to the

                                    INDENTURE

                              Dated as of__________

                       MASTER SALE AND SERVICING AGREEMENT

                              Dated as of__________

                                   and to the

                     [AMENDED AND RESTATED] TRUST AGREEMENT

                              Dated as of__________

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I CREATION OF THE SERIES ______ NOTES................................1

    SECTION 1.01.  DESIGNATION...............................................1
    SECTION 1.02.  PLEDGE OF SERIES [___] TRUST ESTATE.......................1
    SECTION 1.03.  PAYMENTS AND COMPUTATIONS.................................3
    SECTION 1.04.  DENOMINATIONS.............................................3

ARTICLE II DEFINITIONS.......................................................3

    SECTION 2.01.  DEFINITIONS...............................................3

ARTICLE III DISTRIBUTIONS AND STATEMENTS TO SERIES ______ NOTEHOLDERS;
            SERIES SPECIFIC COVENANTS.......................................11

    SECTION 3.01.  SERIES [____] TRUST ACCOUNTS.............................11
    SECTION 3.02.  RESERVE ACCOUNT..........................................12
    SECTION 3.03.  DISTRIBUTIONS............................................12
    SECTION 3.04.  STATEMENTS TO NOTEHOLDERS................................14
    SECTION 3.05.  REPORTING REQUIREMENTS...................................15
    SECTION 3.06.  COMPLIANCE WITH WITHHOLDING REQUIREMENTS.................15
    SECTION 3.07.  SPECIAL COVENANTS AND ACKNOWLEDGEMENTS...................15
    SECTION 3.08.  TAX CHARACTERIZATION.....................................16

ARTICLE IV EVENTS OF DEFAULT; REMEDIES......................................16

    SECTION 4.01.  EVENTS OF DEFAULT........................................16
    SECTION 4.02.  RIGHTS UPON EVENT OF DEFAULT.............................17
    SECTION 4.03.  REMEDIES.................................................18
    SECTION 4.04.  PRIORITIES...............................................19

ARTICLE V PREPAYMENT AND REDEMPTION.........................................19

    SECTION 5.01.  OPTIONAL "CLEAN-UP" REDEMPTION...........................19

ARTICLE VI MISCELLANEOUS....................................................20

    SECTION 6.01.  RATIFICATION OF BASIC DOCUMENTS..........................20
    SECTION 6.02.  COUNTERPARTS.............................................20
    SECTION 6.03.  GOVERNING LAW............................................20
    SECTION 6.04.  AMENDMENTS WITHOUT CONSENT OF NOTEHOLDERS................20
    SECTION 6.05.  AMENDMENTS WITH CONSENT OF THE SERIES ________
                   NOTEHOLDERS..............................................22
    SECTION 6.06.  AUTHORITY TO REGISTER NOTES AND FILE REPORTS.............23
    SECTION 6.07.  AUTHORITY TO PERFORM DUTIES OF THE ISSUER................24

Schedule I         Schedule of Eligibility Criteria
Schedule II        Schedule of Receivables (New)
Exhibit A          Form of Master Servicer's Certificate

            This Series ______ Supplement, dated as of___________________, is by and among Household Finance Corporation, a Delaware corporation, as master servicer (the "Master Servicer"), Household Automotive Trust ______, a Delaware business trust, as Issuer (the "Issuer"), Household Auto Receivables Corporation, a Nevada corporation, as Seller ("Seller"), [Name of the Indenture Trustee], a [national banking association], as trustee for the Noteholders (the "Indenture Trustee") and [Name of Owner Trustee], a Delaware banking corporation, as owner trustee (the "Owner Trustee") for the Certificateholders.

                                    RECITALS

            This Series ______ Supplement, is executed and delivered by the parties hereto pursuant to Section 9.3 of the Indenture dated as of_________ (the "Indenture") among the Issuer, the Master Servicer and the Indenture Trustee and pursuant to Section 3.2 of the [Amended and Restated] Trust Agreement (the "Trust Agreement") dated as of __________between the Seller and the Owner Trustee. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture or the Trust Agreement, the terms and provisions of this Series ______ Supplement shall govern with respect to Series ______.

                                   ARTICLE I
                       CREATION OF THE SERIES ______ NOTES

            SECTION 1.01. Designation.

            (a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Series ______ Supplement to be known as "Household Automotive Trust ______, Series ______ Notes" (as used herein, the "Series ______ Notes"). The Series ______ Notes shall be issued in four classes (each, a "Class"). The Class A-1 Notes in an aggregate initial principal amount of $________ (the "Class A-1 Notes"), the Class A-2 Notes in an aggregate initial principal amount of $____________(the "Class A-2 Notes"), the Class A-3 Notes in an aggregate initial principal amount of $____________(the "Class A-3 Notes"), the Class A-4 Notes in an aggregate initial principal amount of $____________(the "Class A-4 Notes" and together with Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes").

            (b) There is hereby created a Series of Certificates to be issued pursuant to the Trust Agreement and this Series ______ Supplement to be known as the "Household Automotive Trust ______, Series ______ Certificates."

            SECTION 1.02. Pledge of Series [___] Trust Estate.

            The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Notes all of the Issuer's right, title and interest (but none of its obligations) in and to (a) each and every Receivable listed as a Series ______ Receivable on the Schedules of Receivables attached hereto as
Schedule II and all monies paid or payable thereon or in respect thereof after the Cutoff Date (including amounts due on or before the Cutoff Date but received by HAFC,

Household Bank, the Seller, the Master Servicer or the Issuer after the Cutoff
Date); (b) an assignment of the security interests in the related Financed Vehicles granted by Obligors pursuant to such Series ______ Receivables and any other interest of the Issuer in the related Financed Vehicles; (c) all rights of HAFC or Household Bank, as applicable, against Dealers pursuant to Dealer Agreements or Dealer Assignments related to such Series ______ Receivables; (d) any proceeds and the right to receive proceeds with respect to such Series ______ Receivables repurchased by a Dealer, pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement; (e) all rights under any Service Contracts on the related Financed Vehicles; (f) any proceeds and the right to receive proceeds with respect to such Series ______ Receivables from claims on any physical damage, loss, credit life or disability insurance policies covering the related Financed Vehicles or Obligors including rebates of insurance premiums relating to such Series ______ Receivables; (g) all funds on deposit from time to time in the Series ______ Trust Accounts (including all investments and proceeds thereof from time to time allocable to the Series ______ Reserve Account, but excluding all investments and proceeds thereof allocable to the other Series ______ Trust Accounts or allocable to the Master Collection Account); (h) all rights of the Seller in and to the Master Receivables Purchase Agreements, including the delivery requirements, representations and warranties and the cure and repurchase obligations of HAFC or Household Bank, as applicable, under the HAFC Purchase Agreement and the Household Bank Purchase Agreement, respectively, and the related Receivables Purchase Agreement Supplements; (i) all property (including the right to receive future Net Liquidation Proceeds) that secures such Series ______ Receivables and that has been acquired by or on behalf of the Issuer pursuant to liquidation of such Series ______ Receivables; (j) all items contained in the Receivable Files with respect to such Series ______ Receivables and any and all other documents that the Master Servicer or HAFC or Household Bank keeps on file in accordance with its customary procedures relating to such Series ______ Receivables, or the related Financed Vehicles or Obligors; (k) all rights of the Seller in and to the Master Sale and Servicing Agreement and the Transfer Agreement or Transfer Agreements related to Series ______ (including all rights of the Seller under the Master Receivables Purchase Agreements and the related Receivables Purchase Agreement Supplements, assigned to the Issuer pursuant to the Master Sale and Servicing Agreement and the related Transfer Agreement or Transfer Agreements); (l) one share of the Class SV Preferred Stock of the Seller; and (m) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Series ______ Trust Estate").

            The foregoing Grant is made in trust to the Indenture Trustee for the benefit of the Holders of the Notes. The Indenture Trustee hereby acknowledges such Grant, accepts the trusts under the Indenture and this Series ______ Supplement in accordance with the provisions of the Indenture and this Series ______ Supplement and agrees to perform its duties required in the Indenture and in this Series ______ Supplement in accordance with the provisions hereof and of the Indenture to the best of its ability to the end that the interests of such parties, recognizing the priorities of their respective interests may be adequately and effectively protected.

            SECTION 1.03. Payments and Computations.

            All amounts to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds. Notwithstanding the foregoing, any amounts required to be paid by the Trustee hereunder shall be paid in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due, in immediately available funds.

            SECTION 1.04. Denominations.

            The Notes of each Class will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof, except for one Note of each Class which may be issued in a denomination other than an integral multiple of $1,000.

                                   ARTICLE II
                                   DEFINITIONS

            SECTION 2.01. Definitions.

            (a) Whenever used in this Series ______ Supplement and when used in the Series ______ Related Documents with respect to the Series ______ Notes or the Series ______ Certificates, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless otherwise defined in this Series ______ Supplement, terms defined in the Basic Documents are used herein as therein defined. A term used herein preceded by the designation "Series ______" but not defined herein, shall have the meaning specified for such term in the Basic Documents as such term relates to Series ______.

            "Additional Class A Principal Distributable Amount" means with respect to any Distribution Date, the excess of (i) the aggregate of the Principal Balance of all Receivables which became Liquidated Receivables during the immediately preceding Collection Period over (ii) the sum of (x) the aggregate amount of Net Liquidation Proceeds received by the Indenture Trustee during the immediately preceding Collection Period and (y) Excess Interest with respect to such Distribution Date. The "Additional Class A Principal Distributable Amount" shall in no event be less than zero.

            "Aggregate Note Principal Balance" means, as of any date, the aggregate outstanding principal amount of all the Notes on such date.

            "Aggregate Optimal Note Principal Balance" means, with respect to any Distribution Date, the excess, if any, of (x) the Pool Balance as of the close of business on the last day of the prior Collection Period over (y) the Targeted Overcollateralization Amount for such Distribution Date.

            "Available Funds" means, with respect to any Collection Period, and the related Distribution Date, the sum of (i) the Collected Funds for such Collection Period, (ii) investment earnings realized on the Series ______ Collection Account during the related Collection Period, (iii) all Repurchase Amounts deposited in the Collection Account during such Collection Period, (iv) any proceeds of any liquidation, in whole or in part, of the assets of the Trust and (v) the lesser of (a) the excess, if any, of the aggregate amount distributable pursuant to Section 3.03(a)(i) - (iv) on such Distribution Date, over the aggregate of the amounts specified in clauses (i), (ii) and (iii) hereof with respect to such Collection Period and (b) the Reserve Account Balance; provided that with respect to any Distribution Date on which amounts are payable with respect to the Class A-1 Notes pursuant to clause (ii) of the definition of Class A Principal Distributable Amount (or clause (iii) of such definition to the extent such amount represents amounts not paid pursuant to clause (ii) on a prior Distribution Date), Available Funds shall not include amounts withdrawn from the Reserve Account necessary to make such payment to the extent such withdrawal would result in the Reserve Account Balance being less than $____________ , which is [0.50%] of the Pool Balance on the Cutoff Date.

            "Basic Documents" means the Master Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Master Receivables Purchase Agreements, and other documents and certificates delivered therewith or pursuant thereto in connection with Series ______.

            "Book Entry Notes" means any beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

            "Certificateholders" means the holders of Series ______
Certificates.

            "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the amount payable pursuant to Section 3.03 (a)(vii) hereof.

            "Class A Distributable Amount" means, with respect to any Distribution Date and each class of Class A Notes, the sum of (i) the Class A Interest Distributable Amount for such Distribution Date and (ii) the Class A Principal Distributable Amount for such Distribution Date.

            "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date and each Class of Class A Notes, the sum of: (i) excess of (a) the related Class A Interest Distributable Amount for the preceding Distribution Date, over (b) the amount actually paid as interest to the Class A Noteholders on such preceding Distribution Date, plus (ii) interest on such excess, to the extent permitted by law, at a rate per annum equal to the related Note Rate with respect to the Class A Notes from such preceding Distribution Date to but excluding the current Distribution Date.

            "Class A Interest Distributable Amount" means, with respect to any Distribution Date and each class of Class A Notes, an amount equal to the sum of: (i) the aggregate amount of interest accrued on the Class A Notes at the related Note Rate from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date plus (ii) the related Class A Interest Carryover Shortfall for the current Distribution Date.

            "Class A Monthly Principal Distributable Amount" means (i) with respect to any Distribution Date, prior to the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, 100% of the Principal Distributable Amount, (ii) with respect to the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, the sum of (x) 100% of the Principal Distributable Amount with respect to that portion of the Principal Distributable Amount required to reduce the principal balance of the Class A-1 Notes to zero, plus (y) the excess of the amount described in clause (iii) of this definition for such Distribution Date over the amount described in clause (ii) (taking into account payment of the principal balance of the Class A-1 Notes on such Distribution Date), (iii) with respect to any Distribution Date after the Distribution Date on which the Principal Balance of the Class A-1 Notes is reduced to zero until the Distribution Date on which the Principal Balance of the Class A Notes is reduced to zero, the excess of (x) the aggregate outstanding principal balance of the Class A Notes over (y) (A) the outstanding Pool Balance as of the end of the immediately preceding Collection Period minus (B) the Targeted Overcollateralization Amount for such Distribution Date.

            "Class A Noteholders" means the Holders of the Class A Notes.

            "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date after the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, the excess of the Class A Principal Distributable Amount for the preceding Distribution Date over the amount that was actually distributed in respect of principal of the Class A Notes on such preceding Distribution Date.

            "Class A Principal Distributable Amount" means, with respect to any Distribution Date, the sum of: (i) the Class A Monthly Principal Distributable Amount for such Distribution Date, (ii) the Additional Class A Principal Distributable Amount, if any, for such Distribution Date and (iii) the Class A Principal Carryover Shortfall for such Distribution Date; provided, however, that (x) the sum of clauses (i), (ii) and (iii) shall not exceed the outstanding principal amount of the Class A Notes, and (y) on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the amount, to the extent of the remaining Available Funds, necessary (after giving effect to other amounts having a higher payment priority on such Distribution
Date) to reduce the outstanding principal amount of the Class A Notes to zero.

            "Class A-1 Noteholders" means the Holders of the Class A-1 Notes.

            "Class A-1 Scheduled Maturity Date" means with respect to the Class A-1 Notes, _____________.

            "Class A-2 Noteholders" means the Holders of the Class A-2 Notes.

            "Class A-2 Scheduled Maturity Date" means with respect to the Class A-2 Notes, ___________.

            "Class A-3 Noteholders" means the Holders of the Class A-3 Notes.

            "Class A-3 Scheduled Maturity Date" means with respect to the Class A-3 Notes, __________.

            "Class A-4 Noteholders" means the Holders of the Class A-4 Notes.

            "Class A-4 Scheduled Maturity Date" means with respect to the Class A-4 Notes, __________.

            "Collected Funds" means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections (including all administrative fees, expenses and charges actually paid by or on behalf of Obligors, including late fees, payment fees and liquidation fees but excluding taxes, assessments, credit insurance charges or similar items) on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Repurchase Amounts).

            "Cutoff Date" means the close of business on ___________.

            "Definitive Notes" means the Notes that have been certificated and fully registered in accordance with Section 2.12 of the Indenture.

            "Determination Date" means the earlier of the fifth calendar day (or if such day is not a Business Day, the next preceding Business Day) or the third Business Day preceding each Distribution Date.

            "Distribution Date" means, with respect to each Collection Period, the seventeenth day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on____________.

            "Eligibility Criteria" means the criteria for eligibility for Eligible Receivables set forth on Schedule I hereto.

            "Eligible Receivable" or "Series ______ Eligible Receivable" means a Series ______ Receivable that satisfies the Eligibility Criteria set forth in
Schedule I hereto.

            "Event of Default" shall have the meaning assigned to such term in
Section 4.01.

            "Excess Interest" means with respect to a Distribution Date the excess of (i) interest collections on the Receivables during the preceding Collection Period over (ii) amounts payable on such Distribution Date pursuant to Section 3.03(a)(i)-(iii).

            "Final Scheduled Distribution Date" means __________________.

            "HAFC " means Household Automotive Finance Corporation.

            "HAFC Purchase Agreement" means the Master Receivables Purchase Agreement between the Seller and HAFC, dated as of ______________, as such agreement may be amended or supplemented from time to time.

            "HFC" means Household Finance Corporation.

            "Household Bank" means Household Bank, f.s.b., a federal savings bank. For the avoidance of doubt, Household Bank is an Affiliate of HAFC.

            "Household Bank Purchase Agreement" means the Master Receivables Purchase Agreement between the Seller and Household Bank, dated as of ________________, as such agreement may be amended or supplemented from time to time.

            "Indenture" means the indenture dated as of _______________ between the Issuer and [Name of Indenture Trustee], as indenture trustee, as supplemented by the Series ______ Supplement.

            "Initial Reserve Account Deposit" means [1]% of the Pool Balance as of the Cutoff Date.

            "Interest Period" means, with respect to any Distribution Date, the period from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Series ______ Closing Date) through (and including) the day preceding such Distribution Date.

            "Master Receivables Purchase Agreement" means either (i) the HAFC Purchase Agreement or (ii) the Household Bank Purchase Agreement, and "Master Receivables Purchase Agreements" means such agreements collectively.

            "Master Sale and Servicing Agreement" means the Master Sale and Servicing Agreement dated as of ___________, among the Issuer, the Seller, the Master Servicer and the Indenture Trustee, as the same may be amended or supplemented from time to time.

            "Master Servicer's Certificate" means, with respect to Series ______, a report in substantially the form of Exhibit A hereto (appropriately completed), furnished by the Master Servicer to the Indenture Trustee and the Owner Trustee pursuant to the Master Sale and Servicing Agreement.

            "Master Succession and Assumption Agreement" means the Master Succession and Assumption Agreement dated as of September 1, 1999 by and among the Master Servicer, Household Automotive Funding Trust 1999-A, Household Automotive Funding Trust 1999-A, the Seller, Credit Suisse First Boston, New York Branch, as agent and purchaser, Alpine Securitization Corp., Gramercy Capital Corporation, The Chase Manhattan Bank, as indenture trustee, and the Owner Trustee, as such agreement may be amended and supplemented from time to time.

            "Maximum Reserve Account Deposit Amount" means, with respect to any Distribution Date, an amount equal to that portion of Collected Funds representing interest collections on the Receivables (including amounts representing Net Liquidation Proceeds for such Collection Period) for the related Collection Period less the sum of: the Servicing Fee paid to any Master Servicer other than HFC, the fees due to the Indenture Trustee and Owner Trustee, to the extent not paid by the Master Servicer, plus, the Class A Interest Distributable Amounts for such Distribution Date, plus the aggregate Principal Balances of all Receivables which became Liquidated Receivables during the related Collection Period, plus the aggregate amount of Cram Down Losses during such Collection Period.

            "Note Rate" means the per annum rate of interest due with respect to each Class of Notes as set forth below for the respective Class of Note:

            Class A-1 Notes:
                             --------------
            Class A-2 Notes:
                             --------------
            Class A-3 Notes:
                             --------------
            Class A-4 Notes:
                             --------------

            Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an applicable Interest Period. Interest on the Class A-2 , Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on the Class A-2, Class A-3 and Class A-4 Notes for the initial Interest Period will be computed on the basis of the actual number of days elapsed in a 30-day month.

            "Notes" means the Class A Notes.

            "Original Pool Balance" means the aggregate of the Principal Balance of the Receivables as of the Cutoff Date.

            "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

            "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement.

            "Pledge" means the Grant by the Issuer hereunder to the Indenture Trustee for the benefit of the Holders of Notes in accordance with Section 1.02 hereof in and to specified Pledged Property related thereto.

            "Pledged Property" means, with respect to the Series ______ Trust Estate, each Series ______ Receivable, together with all associated property and rights with respect thereto described in the definition of Series ______ Trust Estate.

            "Pool Balance" means, as of any date of determination, the aggregate of the outstanding Principal Balances of the Receivables, unless otherwise specified, as of the close of business on the preceding Business Day.

            "Principal Amount Available" means, with respect to any Distribution Date, the amount remaining in the Series ______ Collection Account on such Distribution Date after the payment of the amounts required to be paid pursuant to clause (i) through (iii) of Section 3.03(a) on such Distribution Date minus the Reserve Account Deposit Amount for such Distribution Date.

            "Principal Distributable Amount" means, with respect to any Distribution Date, the lesser of (A) the Principal Amount Available for such Distribution Date and (B) the excess, if any, of (i) the Aggregate Note Principal Balance immediately prior to such Distribution Date over (ii) the Aggregate Optimal Note Principal Balance for such Distribution Date.

            "Rating Agencies" means Standard & Poor's and Moody's. If such organization or a successor does not maintain a rating on the Notes, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Master Servicer.

            "Redemption Price" has the meaning specified in Section 5.01 hereof.

            "Reserve Account" means the Series ______ Reserve Account which shall be an Eligible Deposit Account created pursuant to Section 3.01 hereof, which initially shall be account no. __________ for further credit, account no. ________________, reference Household Auto ______ Reserve Account at the Indenture Trustee, ABA No. ___________.

            "Reserve Account Balance" means, with respect to a Distribution Date, the amount on deposit in the Reserve Account as of the close of business on the Business Day immediately preceding such Distribution Date, provided, however, that this is immediately prior to the deposit to the Collection Account pursuant to Section 5.1(c) of the Master Sale and Servicing Agreement.

            "Reserve Account Deposit Amount" means, with respect to any Distribution Date, the lesser of: (x) the Maximum Reserve Account Deposit Amount for such Distribution Date and (y) the Reserve Account Shortfall Amount for such Distribution Date.

            "Reserve Account Shortfall Amount" means, with respect to any Distribution Date, the excess of: (x) the Targeted Reserve Account Balance for such Distribution Date over (y) the Reserve Account Balance for such Distribution Date.

            "Scheduled Maturity Date" means, with respect to the Class A-1 Notes, the Class A-1 Scheduled Maturity Date, with respect to the Class A-2 Notes, the Class A-2 Scheduled Maturity Date, with respect to the Class A-3 Notes, the Class A-3 Scheduled Maturity Date, and with respect to the Class A-4 Notes, the Class A-4 Scheduled Maturity Date.

            "Schedules of Receivables" means the schedules of all retail installment sales contracts and promissory notes held as part of the Series ______ Trust Estate attached hereto as Schedule II.

            "Series ______ Certificates" means the Certificates (as defined in the Trust Agreement).

            "Series ______ Closing Date" means __________.

            "Series ______ Collected Funds" means, with respect to a date of determination, the amount of Collected Funds with respect to the Collection Period immediately preceding such date of determination, including all Net Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts).

            "Series ______ Collection Account" means the Eligible Deposit Account created pursuant to Section 3.01 hereof which initially shall be account no. ____________, for further credit, account no. ________________, reference Household Auto ______ Collection Account at the Indenture Trustee, ABA No.
_________.

            "Series ______ Eligible Investments" means, with respect to funds in the Series ______ Collection Account and Reserve Account, "Eligible Investments" as defined in the Master Sale and Servicing Agreement, except that (i) all references in such definition to "rating satisfactory to the Rating Agency" or words of similar import shall mean ratings of not less than "A-1+" or "AAA" by Standard & Poor's and "P-1" or "Aaa" by Moody's (whichever is applicable), and
(ii) all such investments shall have maturities at the time of the acquisition thereof occurring no later than the Business Day immediately preceding the Distribution Date following such date of acquisition.

            "Series ______ Master Receivables Purchase Agreement" means the Master Receivables Purchase Agreement dated as of ____________ between HAFC and the Seller, as such agreement may be amended or supplemented from time to time.

            "Series ______ Receivables" means each Receivable listed on the Schedules of Receivables, which (a) has not been released from the Series ______ Trust Estate as provided herein or in the Indenture and (b) is not a Liquidated Receivable.

            "Series ______ Related Documents" means the Basic Documents, this Series ______ Supplement, the Master Receivables Purchase Agreements, each Transfer Agreement related to the Series ______ Trust Estate, the Series ______ Notes, the Series ______ Certificates and other documents and certificates delivered in connection therewith.

            "Series ______ Reserve Account" means the Reserve Account.

            "Series ______ Securities" means the Series ______ Notes and the Series ______ Certificates.

            "Series ______ Supplement" means this Series ______ Supplement to the Indenture, Master Sale and Servicing Agreement and the Trust Agreement.

                     "Series ______ Support" means, with respect to the Series ______ Notes, the Series ______ Certificates.

            "Series ______ Trust Accounts" means the Series ______ Collection Account and the Series ______ Reserve Account.

            "Series ______ Trust Estate" means the property Granted to the Indenture Trustee pursuant to Section 1.02.

            "Servicing Fee" means, with respect to any Collection Period, the fee payable to the Master Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Aggregate Principal Balances of the Series ______ Receivables, as of the Accounting Date immediately preceding such Collection Period. For the avoidance of doubt, the Servicing Fee does not include any administrative fees, expenses or charges paid by or on behalf of Obligors during any Collection Period.

            "Servicing Fee Rate" means [2.25]% per annum, or, if the Indenture Trustee is the successor Master Servicer, the rate determined in accordance with
Section 10.3(c) of the Master Sale and Servicing Agreement.

            "Targeted Credit Enhancement Amount" means, with respect to any Distribution Date, [37.25]% of the Pool Balance as of the of last day of the related Collection Period.

            "Targeted Overcollateralization Amount" means, with respect to any Distribution Date, the excess (but not less than zero), if any, of: (i) the Targeted Credit Enhancement Amount over (ii) the Targeted Reserve Account Balance.

            "Targeted Reserve Account Balance" means, with respect to any Distribution Date, the lesser of: (i) the greater of (a) [3]% of the outstanding Pool Balance as of the end of the related Collection Period, and (b) $_______ ([2]% of the Pool Balance as of the Cutoff Date) and (ii) the Aggregate Note Principal Balance.

            "Trust" means the Issuer.

            "Trust Agreement" means the Trust Agreement, dated as of __________, between the Seller and the Owner Trustee, as amended and restated as of ________ and as supplemented by the Series ______ Supplement.

                                  ARTICLE III
                         DISTRIBUTIONS AND STATEMENTS TO
              SERIES ______ NOTEHOLDERS; SERIES SPECIFIC COVENANTS

            SECTION 3.01. Series [____] Trust Accounts.

            (a) The Indenture Trustee, for the benefit of the Holders of the Series ______ Securities, shall establish and maintain an account (the "Series [____] Collection Account") as a segregated trust account in the Indenture Trustee's corporate trust department, identified as the "Collection Account for Household Automotive Trust ______, in trust for the registered Holders of the Series ______ Securities." The Indenture Trustee shall make or permit withdrawals from the Series ______ Collection Account only as provided in this Series ______ Supplement. Notwithstanding anything in the Series ______ Related Documents to the contrary, at least one Business Day prior to each Distribution Date the Master Servicer and the Issuer shall deposit Collected Funds (which shall be immediately available) directly into the Series ______ Collection Account without any prior deposit into the Master Collection Account.

            (b) The Indenture Trustee for the benefit of the Holders of the Series ______ Notes shall establish and maintain an account (the "Series [____] Reserve Account") as a segregated trust account in the Indenture Trustee's corporate trust department, identified as the "Series ______ Reserve Account for Household Automotive Trust ______, in trust for the registered Holders of the Series ______ Notes." The Indenture Trustee shall make or permit withdrawals from the Reserve Account only as provided in this Series ______ Supplement. On the Series ______ Closing Date, the Series ______ Reserve Account will be funded with the Initial Reserve Account Deposit.

            (c) In the event that any Series ______ Trust Account ceases to be an Eligible Deposit Account, the Indenture Trustee, as applicable, within five Business Days, shall establish a new Eligible Deposit Account. No withdrawals may be made of funds in any Series ______ Trust Account except as provided in this Series ______ Supplement. Except as specifically provided in this Series ______ Supplement, funds in the Series ______ Trust Accounts shall not be commingled with any other moneys. All moneys deposited from time to time in each of the Series ______ Trust Accounts shall be invested and reinvested by the Indenture Trustee in Series ______ Eligible Investments selected in writing by the Master Servicer (pursuant to standing instructions or otherwise) which, absent any instruction shall be the investments specified in clause (d) of the definition of Eligible Investment. The provisions of Section 5.1 of the Master Sale and Servicing Agreement shall apply to the investment of funds in the Series ______ Trust Accounts to the same extent as they apply to the Master Collection Account.

            SECTION 3.02. Reserve Account.

            On the earlier of (x) the maturity date of the Series ______ Notes (whether by acceleration or otherwise) or (y) the Final Scheduled Distribution Date, the amount on deposit in the Reserve Account shall be withdrawn from the Reserve Account and distributed in accordance with Section 4.04.

            SECTION 3.03. Distributions.

            (a) On each Distribution Date, the Indenture Trustee shall (based solely on the information contained in the Master Servicer's Certificate delivered with respect to such Distribution Date) distribute the following amounts from Available Funds with respect to such Distribution Date, and in the following order of priority:

                  (i) to the Master Servicer, if HFC is no longer acting as
            Master Servicer, the Servicing Fee for the related Collection
            Period;

                  (ii) to the Indenture Trustee and the Owner Trustee, any
            accrued and unpaid trustees' fees and any unreimbursed costs and expenses (including, if the Indenture Trustee is the successor Master Servicer, reasonable transition expenses in an amount not to exceed $100,000) (in each case, to the extent such fees have not been previously paid by the Master Servicer);

                  (iii) to the Class A Noteholders, the Class A Interest
            Distributable Amount;

                  (iv) (a) to the Class A-1 Noteholders, 100% of the Class A
            Principal Distributable Amount until the outstanding principal amount of the Class A-1 Notes has been reduced to zero; and (b) on and after the Distribution Date on which the outstanding principal amount of the Class A-1 Notes has been reduced to zero, the Class A Principal Distributable Amount will be allocated to payment of the Class A-2, Class A-3 and Class A-4 Notes, in "sequential pay" fashion, beginning with the Class A-2 Notes, in each case, until the respective outstanding principal amount of the Class A-2, Class A-3 and Class A-4 Notes are paid in full;

                  (v) to the Reserve Account, the Reserve Account Deposit
            Amount, if any, required to increase the amount therein to the Targeted Reserve Account Balance;

                  (vi) if HFC is acting as the Master Servicer, the Servicing
            Fee for the related Collection Period (unless the Master Servicer has retained such amount in accordance with Section 4.8 of the Master Sale and Servicing Agreement) or if the Indenture Trustee is the successor Master Servicer, reasonable transition expenses in excess of the amounts paid in priority (ii) above; and

                  (vii) to the holders of the Series ______ Certificates, any remaining Available Funds.

            (b) If on a Distribution Date, the Master Servicer's Certificate delivered with respect to such Distribution Date indicates that the amount specified in clauses (i) through (iv) of the definition of Available Funds with respect to such Distribution Date is less than the sum of the amounts required to be distributed pursuant to clauses (i) through (iv) of paragraph (a) above on such Distribution Date, the Indenture Trustee shall withdraw from the Series ______ Reserve Account an amount up to the amount of such deficiency and distribute such amount as a component of Available Funds.

            (c) Each Series ______ Certificateholder by its acceptance of its Certificate will be deemed to have consented to the provisions of paragraph (a) above relating to the priority of distributions, and will be further deemed to have acknowledged that no property rights in any amount or the proceeds of any such amount shall vest in such Certificateholder until such amounts have been distributed to such Certificateholder pursuant to such provisions; provided, that the foregoing shall not restrict the right of any Certificateholder, upon compliance with the provisions hereof, from seeking to compel the performance of the provisions hereof by the parties hereto. Each Series ______ Certificateholder, by acceptance of its Certificate, further specifically acknowledges that it has no right to or interest in any monies at any time held in the Series ______ Reserve Account, such monies being held in trust for the benefit of the Series ______ Noteholders.

            (d) Amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date and the related Distribution Date) in excess of the Targeted Reserve Account Balance for such Distribution Date shall be released first, to the Master Servicer for any Servicing Fees then due, and any remainder to the Seller.

            (e) In the event that the Series ______ Collection Account is maintained with an institution other than the Indenture Trustee, the Master Servicer shall instruct and cause such institution to transfer the amounts to be withdrawn therefrom in accordance with Section 3.03(b) to the Indenture Trustee for distribution pursuant to Section 3.03(a) one Business Day prior to the related Distribution Date.

            (f) Unless Definitive Notes are issued pursuant to Section 2.12 of the Indenture, with respect to Notes registered on the related Record Date in the name of a nominee of the Clearing Agency, payment will be made by wire transfer to an account designated by such nominee, without presentation or surrender of the Series ______ Notes or the making of any notation thereon.

            (g) If not theretofore paid in full, all amounts outstanding with respect to the Class A-1 Notes shall be due and payable on the Class A-1 Scheduled Maturity Date, if not theretofore paid in full, all amounts outstanding with respect to the Class A-2 Notes shall be due and payable on the Class A-2 Scheduled Maturity Date, if not theretofore paid in full, all amounts outstanding with respect to the Class A-3 Notes shall be due and payable on the Class A-3 Scheduled Maturity Date, and if not theretofore paid in full, all amounts outstanding with respect to the Class A-4 Notes shall be due and payable on the Class A-4 Scheduled Maturity Date.

            SECTION 3.04. Statements to Noteholders.

            On or prior to each Determination Date, the Master Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward to each Noteholder of record, and to each Certificateholder of record, a statement setting forth at least the following information as to the Notes to the extent applicable:

                  (i) the amount of such distribution allocable to principal of each Class of Notes;

                  (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

                  (iii) the aggregate outstanding principal amount of each Class of the Notes after giving effect to payments allocated to principal reported under (i) above;

                  (iv) the Class A Interest Carryover Shortfall, the Class A
            Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement.

                  (v) the amount of the Servicing Fee paid to the Master
            Servicer with respect to such Collection Period; and

                  (vi) the Targeted Reserve Account Balance and the amount on deposit in the Reserve Account at the end of such Distribution Date.

Each amount set forth pursuant to paragraph (i) through (iv) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the applicable Class of Notes.

            SECTION 3.05. Reporting Requirements.

            (a) The Master Servicer's Certificate shall be in the form attached as Exhibit A hereto.

            (b) By January 31 of each calendar year, commencing January 31, , the Master Servicer on behalf of the Issuer shall prepare and distribute to the Indenture Trustee a statement containing such information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary to enable the Noteholders to prepare their tax returns.

            (c) If an Event of Default occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 30 days after such knowledge or notice occurs.

            SECTION 3.06. Compliance With Withholding Requirements.

            Notwithstanding any other provisions of this Series ______ Supplement or the Indenture to the contrary, the Indenture Trustee, shall comply with all Federal withholding requirements respecting payments (or advances thereof) to the Noteholders as may be applicable to instruments constituting indebtedness for Federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the applicable Noteholders for all purposes of the Indenture. In no event shall the consent of any Noteholder be required for any such withholding.

            SECTION 3.07. Special Covenants and Acknowledgements.

            With respect to the Series ______ Notes, the Issuer hereby represents and warrants, as of the Series ______ Closing Date:

                  (i) Valid Pledge. It is the intention of the Issuer that each pledge herein contemplated constitutes the Grant of a perfected, first priority security interest in all Pledged Property to the Indenture Trustee for the benefit of the Series ______ Noteholders.

                  (ii) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Issuer of this Series ______ Supplement, the Indenture, and each Series ______ Related Document to which it is a party.

            SECTION 3.08. Tax Characterization.

            It is the intent of the parties hereto that, for all Federal, state, local and foreign taxes, the Series ______ Notes will be evidence of indebtedness. To the extent permitted by law, the parties hereto, and each owner of a beneficial interest in the Series ______ Notes by acceptance of such interest, agrees to treat the Series ______ Notes for purposes of all Federal, state, local and foreign taxes as indebtedness secured by the Series ______ Trust Estate.

                                   ARTICLE IV
                           EVENTS OF DEFAULT; REMEDIES

            SECTION 4.01. Events of Default.

            "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five calendar days; or

                  (ii) default in the payment of the outstanding principal
            balance of any Class of Notes on the related Scheduled Maturity Date, which default shall continue for a period of five calendar days; or

                  (iii) the Aggregate Note Principal Balance on any Distribution
            Date exceeds the Pool Balance as of the first day of the current Collection Period after the application of all Available Funds; or

                  (iv) default in the observance or performance of any covenant or agreement of the Issuer made in the Series ______ Related Documents (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in the Series ______ Related Documents or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made and has a material adverse effect on the Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (v) the filing of a decree or order for relief by a court
            having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Property, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (vi) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Property, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

            SECTION 4.02. Rights Upon Event of Default.

            (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee in its discretion may, or if so requested in writing by Holders holding Notes representing at least 66 2/3% of the Outstanding Amount of the Notes shall, declare by written notice to the Issuer that the Notes have become due and payable, whereupon they shall become, immediately due and payable at 100% of the outstanding principal balance of the Notes, and accrued interest thereon (together with interest accrued at the relevant Note Rate on such overdue interest).

            (b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Issuer has paid or deposited with the Indenture
            Trustee a sum sufficient to pay:

                  (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                  (B) all sums paid or advanced by the Indenture Trustee
            hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.9 of the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

            SECTION 4.03. Remedies.

            If an Event of Default shall have occurred and be continuing, the Indenture Trustee, subject to Section 11.17 of the Indenture, may exercise any of the remedies specified in Article V of the Indenture and, in addition, may do one or more of the following.

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under the Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of the Indenture with respect to the Trust Property;

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

                  (iv) sell the Trust Property or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Property following an Event of Default unless:

                        (x) the proceeds of such sale or liquidation
                  distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest, or

                        (y) the Indenture Trustee determines that the Trust
                  Property will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes, or

                        (z) the Indenture Trustee has not determined that the
                  Trust Property will not continue to provide sufficient funds for the principal of and interest on the Notes and the proceeds of such sale or liquidation distributable to the Noteholders are not sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest, and the Indenture Trustee obtains the consent of Holders of 100% of the Outstanding Amount of the Notes.

            In determining such sufficiency or insufficiency with respect to clause (y) and (z), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Property for such purpose.

            SECTION 4.04. Priorities.

            (a) On and after the maturity date of the Series ______ Notes (by acceleration or otherwise) all Available Funds, all amounts on deposit in the Reserve Account withdrawn in accordance with Section 3.02 and any proceeds of the liquidation of all or any portion of the Series ______ Trust Estate pursuant to Section 4.03(iv), shall be applied by the Indenture Trustee on the date of distribution in the following order of priority:

                  First: amounts due and owing and required to be distributed to the Master Servicer, the Owner Trustee and the Indenture Trustee, respectively, pursuant to priorities (i) and (ii) of Section 3.03(a) hereof and not previously distributed, in the order of such priorities and without preference or priority of any kind within such priorities;

                  Second: to Class A Noteholders for amounts due and unpaid on the Class A Notes for interest, pro rata, in accordance with the amounts due and payable on the Class A Notes on the date of distribution for interest without preference or priority of any kind;

                  Third: to the Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, pro rata, in accordance with the respective aggregate outstanding principal balance of each Class of Class A Notes without preference or priority of any kind;

                  Fourth: to the Servicer for any Servicing Fees then due;

                  Fifth: to the Series ______ Certificateholders, any remaining
            Available Funds.

            (b) The Indenture Trustee may fix a record date and distribution date for any payment to Series ______ Noteholders pursuant to this Section 4.04. At least 15 days before such record date, the Indenture Trustee shall mail to the Noteholders a notice that states the record date, the Distribution Date and the amount to be paid.

                                   ARTICLE V
                            PREPAYMENT AND REDEMPTION

            SECTION 5.01. Optional "Clean-Up" Redemption.

            On any Distribution Date occurring on or after the date upon which the aggregate outstanding principal balance of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall have been reduced to an amount which is less than or equal to 10% of the aggregate outstanding principal balance of such Classes of Notes as of the Series ______ Closing Date, the Master Servicer and the Seller on behalf of the Issuer, shall each have the option to redeem the outstanding Series ______ Notes at a redemption price (the "Redemption Price") which is not less than the then Aggregate Note Principal Balance, plus all accrued and unpaid interest thereon and all fees and other amounts owing to the Indenture Trustee, the Owner Trustee and the Master Servicer (if other than HFC) under the Series ______ Related Documents. The Master Servicer and the Seller, on behalf of the Issuer, shall give the Master Servicer (if other than HFC), the Indenture Trustee, and the Owner Trustee at least 10 days' irrevocable prior written notice of the date on which the Master Servicer or the Seller, as applicable intends to exercise such option to purchase. Not later than 12:00 P.M., New York City time, on the day prior to such Distribution Date, the Master Servicer or the Seller, as applicable, shall deposit such amount in the Collection Account in immediately available funds for distribution pursuant to Section 3.03 against the presentment of the Notes for cancellation. Such purchase option is subject to payment in full of the Redemption Price.

                                   ARTICLE VI
                                  MISCELLANEOUS

            SECTION 6.01. Ratification of Basic Documents.

            Each of the Basic Documents, and to the extent appropriate, as supplemented by this Series ______ Supplement, is in all respects ratified and confirmed and each of the Basic Documents, as so supplemented by this Series ______ Supplement shall be read, taken and construed as one and the same instrument.

            SECTION 6.02. Counterparts.

            This Series ______ Supplement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

            SECTION 6.03. GOVERNING LAW.

            THIS SERIES ______ SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 6.04. Amendments Without Consent of Noteholders.

            (a) Without the consent of the Noteholders but with prior written notice to the Rating Agencies, as evidenced to the Indenture Trustee and the Issuer, when authorized by an Issuer Order, at any time and from time to time, the parties hereto may enter into one or more amendments hereto, in form satisfactory to the Indenture Trustee and the Owner Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of the Indenture as supplemented by this Series ______ Supplement, or better to assure, convey and confirm unto the Indenture Trustee, if any, any property subject or required to be subjected to the lien of the Indenture as supplemented by this Series ______ Supplement, or to subject to the lien of the Indenture as supplemented by this Series ______ Supplement additional property;

                  (ii) to evidence the succession, in compliance with the
            applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any
            property to or with the Indenture Trustee, if any;

                  (v) to cure any ambiguity, to correct or supplement any
            provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under the Indenture, the Trust Agreement or in this Series ______ Supplement; provided that such action shall not adversely affect the interests of the Series ______ Noteholders;

                  (vi) to evidence and provide for the acceptance of the
            appointment hereunder and under the Indenture by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of the Indenture or of this Series ______ Supplement as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article V of the Indenture; or

                  (vii) to modify, eliminate or add to the provisions of the
            Indenture or of this Series ______ Supplement to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the TIA.

            Each of the Indenture Trustee and the Owner Trustee is hereby authorized to join in the execution of any amendment and to make any further appropriate agreements and stipulations that may be therein contained.

            (b) Except as otherwise provided herein, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Series ______ Noteholders but with prior written notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee, enter into an amendment hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of this Series ______ Supplement of modifying in any manner the rights of the Series ______ Noteholders under the Indenture or under this Series ______ Supplement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Series ______ Noteholder.

            SECTION 6.05. Amendments With Consent of the Series -------- Noteholders.

            Except as otherwise provided herein, the Issuer and the Indenture Trustee, when authorized by an Issuer Order provided by the Master Servicer, also may, upon satisfaction of the Rating Agency Condition and with the consent of the Holders of not less than a majority of the Outstanding Amount of each Class of affected Series ______ Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an amendment hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Series ______ Supplement or of modifying in any manner the rights of the Series ______ Noteholders under the Indenture or under this Series ______ Supplement; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Series ______ Note affected thereby:

                  (i) change the date of payment of any installment of principal of or interest on any Series ______ Note, or reduce the principal amount thereof, the interest rate thereon, change the provision of the Indenture relating to the application of collections on, or the proceeds of the sale of, all or any portion of any Series ______ Trust Estate to payment of principal of or interest on the Series ______ Notes, or change any place of payment where, or the coin or currency in which, any Series ______ Note or the interest thereon is payable;

                  (ii) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V of the Indenture, to the payment of any such amount due on the Series ______ Notes on or after the respective due dates thereof;

                  (iii) reduce the percentage of the Outstanding Amount of the
            Series ______ Notes, the consent of the Holders of which is required for this Series ______ Supplement, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences provided for in the Indenture;

                  (iv) modify or alter the provisions of the proviso to the
            definition of the term "Outstanding";

                  (v) reduce the percentage of the Outstanding Amount of the
            Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Series ______ Trust Estate pursuant to
            Section 5.4 of the Indenture;

                  (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of the Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Series ______ Note affected thereby;

                  (vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Series ______ Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Series ______ Notes to the benefit of any provisions for the mandatory redemption of the Series ______ Notes contained herein; or

                  (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Series ______ Trust Estate or, except as otherwise permitted or contemplated herein or the Series ______ Related Documents, terminate the lien of the Indenture on any property at any time subject hereto or deprive the Holder of any Series ______ Note of the security provided by the lien of the Indenture.

            It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of an amendment to this Series ______ Supplement, but it shall be sufficient if such Act shall approve the substance thereof.

            Promptly after the execution by the Issuer and the Indenture Trustee of an amendment to this Series ______ Supplement, the Indenture Trustee shall mail to the Series ______ Noteholders a notice setting forth in general terms the substance hereof. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment to the Series ______ Supplement.

            Prior to the execution of any amendment to this Supplement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Supplement. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Supplement.

            By its acceptance of its interest in the Series ______ Notes, each owner of a beneficial interest in a Note shall be deemed to have agreed that prior to the date which is one year and one day after the termination of the Indenture, such Person shall not acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Seller or Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Issuer or the Seller or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer or the Seller.

            SECTION 6.06. Authority to Register Notes and File Reports.

            The Issuer hereby authorizes the Seller to prepare and execute on behalf of the Issuer, filings with the Securities and Exchange Commission and any applicable state agencies of documents required to register or qualify the Notes for public distribution and to file on a periodic basis, such documents as may be required by rules and regulations prescribed by such authorities.

            SECTION 6.07. Authority to Perform Duties of the Issuer.

            (a) The Issuer hereby designates the Master Servicer its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to Section 3.5 of the Indenture, provided that, such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Master Servicer with respect to its duties under Section 3.5 of the Indenture or the adequacy of any financing statement, continuation statement or other instrument prepared by the Master Servicer.

            (b) The Issuer hereby appoints the Master Servicer to assist the Issuer in performing its duties under the Series ______ Related Documents, including, but not limited to, Sections 2.13 and 3.9 of the Indenture, and the Master Servicer hereby accepts such appointment.

            IN WITNESS WHEREOF, the parties hereto have caused this Series ______ Supplement to be fully executed by their respective officers as of the day and year first above written.


                                           HOUSEHOLD FINANCE CORPORATION,
                                             as Master Servicer

                                           By
                                             ----------------------------------
                                             Name:  B.B. Moss, Jr.
                                             Title:  Vice President


                                           HOUSEHOLD AUTOMOTIVE TRUST ______,
                                             as Issuer

                                           By [NAME OF OWNER TRUSTEE],
                                              not in its individual capacity but
                                              solely as Owner Trustee

                                              By
                                                --------------------------------
                                                Name:
                                                Title:


                                           HOUSEHOLD AUTO RECEIVABLES
                                             CORPORATION

                                           By
                                             -----------------------------------
                                             Name:  Steven H. Smith
                                             Title:  Vice President


                                           [NAME OF INDENTURE TRUSTEE],
                                             as Indenture Trustee

                                           By
                                             -----------------------------------
                                             Name:
                                             Title:

                  [Signature Page for Series ______ Supplement]

                                           [NAME OF OWNER TRUSTEE],
                                             as Owner Trustee

                                           By
                                             -----------------------------------
                                             Name:
                                             Title:

                  [Signature Page for Series ______ Supplement]

                                   Schedule I

                              Eligibility Criteria

"Eligible Receivable" means a Series ______ Receivable with respect to which each of the following is true as of the Closing Date:

            (a) that (i) was originated directly by HAFC (or any predecessor or Affiliate of HAFC, as applicable) with the consumer or was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and (A) in the case of a Dealer originated receivable, such Dealer had all necessary licenses and permits to originate receivables in the state where such Dealer was located, and such receivable was purchased by HAFC (or any predecessor or Affiliate of HAFC, as applicable) from such Dealer under an existing Dealer Agreement with HAFC (or any predecessor or Affiliate of HAFC, as applicable), and (B) in the case of a Dealer originated receivable or a receivable originated by HAFC (or any predecessor or Affiliate of HAFC) such receivable was purchased (x) by HARC pursuant to the terms of a Master Receivables Purchase Agreement, (y) by the Issuer pursuant to the Master Sale and Servicing Agreement; and each Series ______ Receivable was validly assigned
(1) if Dealer originated, by such Dealer to HAFC (or any predecessor or Affiliate of HAFC, as applicable), (2) by HAFC (or any predecessor or Affiliate of HAFC, as applicable) to HARC pursuant to the terms of a Master Receivables Purchase Agreement, (3) by HARC to the Issuer pursuant to the Master Sale and Servicing Agreement and (4) by the Issuer to the Indenture Trustee pursuant to the Indenture, (ii) was fully and properly executed by the parties thereto,
(iii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (iv) is fully amortizing and provides for level monthly payments (provided that the first and final payment of the Series ______ Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term;

            (b) that was originated without any fraud or material misrepresentation on the part of a Dealer or on the part of the Obligor;

            (c) with respect to which all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Series ______ Receivables, each and every sale of Financed Vehicles and the sale of any physical damage, loss, credit life and credit accident and health insurance and any extended service contracts, have been complied with in all material respects, and each Series ______ Receivable and the sale of the Financed Vehicle evidenced by each Series ______ Receivable and the sale of any physical damage, loss, credit


                                    SCH-I-1
life and credit accident and health insurance and any extended service contracts complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements;

            (d) that was originated in the United States of America and, at the time of origination materially conformed to all requirements of the Dealer Underwriting Guides and HAFC's Funding Department Guidelines (or such similar guidelines of any predecessor or Affiliate of HAFC, as applicable) applicable thereto;

            (e) which represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties thereto had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby;

            (f) which is not due from the United States of America or any state or from any agency, department, subdivision or instrumentality thereof;

            (g) which, as of the Cutoff Date, (i) had an original maturity of at least ___ months but not more than ___ months, (ii) had a remaining Amount Financed of at least $_____ and not more than $______, (iii) had an Annual Percentage Rate of at least _____% and not more than ___%, (iv) was not more than ___ days past due, (v) no funds have been advanced by the Issuer, the Master Servicer, HAFC, any predecessor or Affiliate of HAFC, any Dealer, or anyone acting on behalf of any of them in order to cause such Series ______ Receivable to qualify under subclause (iv) of this clause (g) and (vi) had no provision thereof waived, altered or modified in any respect since its origination;

            (h) with respect to which the information pertaining to such Series ______ Receivable set forth in each Schedule of Receivables is true and correct in all material respects;

            (i) with respect to which HAFC (or any predecessor or Affiliate of HAFC, as applicable) will have caused the portions of HAFC's (or any predecessor's or HAFC Affiliate's, as applicable) and the Master Servicer's servicing records relating to such Series ______ Receivable to be clearly and unambiguously marked to show that such Series ______ Receivable has been transferred by HAFC (or any predecessor or Affiliate of HAFC, as applicable) to HARC in accordance with the terms of a Master Receivables Purchase Agreement and by HARC to the Issuer pursuant to the Master Sale and Servicing Agreement, and by the Issuer to the Indenture Trustee pursuant to the Indenture;

            (j) with respect to which the computer tape or listing to be made available by HAFC (or any predecessor or Affiliate of HAFC, as applicable) to HARC, the Master Servicer or the Indenture Trustee is complete and accurate and includes a description of the same Series ______ Receivables that are, or will be, described in the related Schedule of Receivables;


                                    SCH-I-2

            (k) which constitutes chattel paper within the meaning of the UCC;

            (l) of which there is only one original executed copy;

            (m) with respect to which there exists a Receivable File and such Receivable File contains, without limitation, (a) a fully executed original of such Receivable, (b) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the relevant Obligor named pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, (c) the original Lien Certificate or application therefor showing HAFC (or any predecessor or Affiliate of HAFC, as applicable) as first lienholder and by HAFC (or any predecessor or Affiliate of HAFC, as applicable) to HARC and by HARC to the Issuer and by the Issuer to the Indenture Trustee) and (d) an original credit application signed by the Obligor; and (x) each of the documents relating thereto which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces and (y) all blanks on any form relating thereto by HAFC (or any predecessor or Affiliate of HAFC, as applicable) to be completed have been properly filled in and each form has otherwise been correctly prepared; and, notwithstanding the above, with respect to which, a copy of the complete Receivable File for such Series ______ Receivable, which fulfills the documentation requirements of the Dealer Underwriting Guides as in effect at the time of purchase is in the possession of the Master Servicer or Sub-Servicer;

            (n) which has not been satisfied, subordinated or rescinded, and the Financed Vehicle securing such Series ______ Receivable has not been released from the lien of such Series ______ Receivable in whole or in part;

            (o) which was not originated in, and is not subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Series ______ Receivable and with respect to which neither HAFC (nor any predecessor or affiliate of HAFC, as applicable) nor the Issuer has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of such Series ______ Receivable;

            (p) which has not been sold, transferred, assigned or pledged to any Person other than to (i) HAFC (or any predecessor or Affiliate of HAFC, as applicable) by a Dealer, (ii) HARC by HAFC pursuant to the terms of the Master Receivables Purchase Agreements, (iii) the Issuer by HARC pursuant to the terms of the Master Sale and Servicing Agreement and (iv) the Indenture Trustee by the Issuer pursuant to the terms of the Indenture. No Dealer has a participation in, or other right to receive, proceeds of any Series ______ Receivable and with respect to which neither HAFC (nor any predecessor or Affiliate of HAFC, as applicable), HARC nor the Issuer has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policy or the related Dealer Agreement or Dealer Assignment or to payments due under such Series ______ Receivable;

            (q) which creates or shall create a valid, binding and enforceable first priority security interest in favor of HAFC (or a predecessor or Affiliate of HAFC, as applicable) in the Financed Vehicle;


                                     SCH-I-3

            (r) which is secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of HAFC as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any Lien for taxes, labor or materials affecting a Financed Vehicle); and, with respect to which there are no Liens or claims for taxes, work, labor or materials affecting the related Financed Vehicle which are or may be Liens prior or equal to the lien of such Receivable;

            (s) as to which all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Indenture Trustee a first priority perfected lien on, or ownership interest in, the Series ______ Receivables and the proceeds thereof have been made, taken or performed;

            (t) as to which HAFC (or any predecessor or Affiliate of HAFC, as applicable), HARC or the Issuer has not done anything to convey any right to any Person that would result in such Person having a right to payments due under such Series ______ Receivable or otherwise to impair the rights of the Indenture Trustee, the Noteholders or the Certificateholders in such Series ______ Receivable or the proceeds thereof;

            (u) which is not assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations with respect to such Receivable;

            (v) which is not subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect thereto;

            (w) as to which there has been no default, breach, violation or event permitting acceleration under the terms of such Series ______ Receivable (other than payment delinquencies of not more than 30 days) and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of such Series ______ Receivable, and there has been no waiver of any of the foregoing, and with respect to which the related Financed Vehicle had not been repossessed;

            (x) at the time of the origination of which, the related Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value and (b) the principal amount due from the Obligor thereunder, (ii) naming HAFC (or any predecessor or Affiliate of HAFC, as applicable) and its successors and assigns as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and with respect to which the Obligor is required to maintain physical loss and damage insurance, naming HAFC (or any predecessor or Affiliate of HAFC, as applicable) and its successors and assigns as additional insured parties, and such Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so;

            (y) with respect to which the following is true:


                                    SCH-I-4

            The Lien Certificate for the related Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Series ______ Closing Date and will show, HAFC (or any predecessor or Affiliate of HAFC, as applicable) named as the original secured party under such Series ______ Receivable and, accordingly, HAFC (or any predecessor or Affiliate of HAFC, as applicable) will be the holder of a first priority security interest in such Financed Vehicle. With respect to each Series ______ Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, HAFC (or any predecessor or Affiliate of HAFC, as applicable) has received written evidence from the related Dealer or the Obligor that such Lien Certificate showing HAFC (or any predecessor or Affiliate of HAFC, as applicable) as first lienholder has been applied for. If the Series ______ Receivable was originated in a state in which a filing or recording is required of the secured party to perfect a security interest in motor vehicles, such filings or recordings have been duly made to show HAFC (or any predecessor or Affiliate of HAFC, as applicable) named as the original secured party under the related Series ______ Receivable; and

            (z) as to which no selection procedures adverse to the Noteholders or the Certificateholder have been utilized in selecting such Series ______ Receivable from all other similar Receivables purchased by HAFC or any predecessor or Affiliate of HAFC.


                                     SCH-I-5

                                   Schedule II

            Schedule of Receivables (New) on File in Electronic Form
                               at Dewey Ballantine

                                    Exhibit A

                      Form of Master Servicer's Certificate